3Q 2025 Financial Results October 30, 2025 1

Forward Looking Statements Certain statements contained in this presentation that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These include, but are not limited to, changes in interest rates; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; turbulence in the capital and debt markets; competitive pressures from other financial institutions; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in the value of securities and other assets in the Company’s investment portfolio; increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and changes in assumptions used in making such forward-looking statements. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10- Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward- looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Non-GAAP In addition to financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation contains certain non-GAAP financial measures, including, without limitation, operating earnings, and the ratios of tangible common equity to tangible assets. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Please see the Earnings Release for certain Non-GAAP reconciliations. 2

3 ($0.64) Quarterly GAAP EPS $0.44 (1) Quarterly Operating EPS $0.3225 Quarterly Dividend Per Share Successfully closed the merger of equals (the “Merger”) of Brookline and Berkshire. Total assets of $22.8 billion. Customer deposits increased $88.8 million. Brokered deposits declined $248.1 million. Borrowings declined $633.9 million. Margin improved to 3.72%. 3Q includes pretax, one-time costs of $129.8 million associated with the Merger. Improved Operating Performance excluding full cost savings. Q3 ROA of 1.05% and ROTE of 12.07%(1). Month of Sept: ROA of 1.24%, ROTE of 15.05%(1). Fortress Balance Sheet / Asset Quality Securities and Cash total 13% of assets. Loans to Deposits of 96%. NPA’s to total assets of 0.45%. Reserve to Loans coverage of 1.39%. Total Risk Based Capital of 12.4% and Tangible Common Equity (TCE) of 8.4%. (1) Operating EPS of $0.27 for month of September 2025, first full month of combined operations, see page 5 for details.

Summary Income Statement 3Q’25 represents 2 months of BRKL stand alone and 1 month of BBT combined operations. Historical performance represents BRKL as the accounting acquirer. 4 $m, except per share amts 3Q25 2Q25 Δ %Δ 3Q24 Δ %Δ Net interest income 132.6$ 88.7$ 43.9$ 49% 83.0$ 49.6$ 60% Noninterest income 12.3 6.0 6.3 105% 6.3 6.0 95% Security gains (losses) - - - - - - - Total Revenue 144.9 94.7 50.2 53% 89.3 55.6 62% Noninterest expense 79.8 56.3 23.5 42% 56.2 23.6 42% Amortization of intangibles 3.6 1.4 2.2 157% 1.7 1.9 112% Restructuring/Merger exp. 51.9 0.4 51.5 12875% - 51.9 - Pretax, Preprov. Net Rev. 9.6 36.6 (24.8) -68% 31.4 (19.9) -63% Provision for credit losses 87.5 7.0 80.5 1150% 4.7 82.8 1762% Pretax income (77.9) 29.6 (105.3) -356% 26.7 (102.7) -385% Provision for taxes (21.6) 7.6 (29.2) -385% 6.6 (28.2) -428% Net Income (56.3)$ 22.0$ (76.1)$ -346% 20.1$ (74.5)$ -370% EPS (0.64)$ 0.25$ (0.89)$ -356% 0.23$ (0.87)$ -379% Avg diluted shares (000s) 87,833 89,613 (1,780) -2% 89,320 (1,487) -2% Return on Assets -1.48% 0.77% -2.25% 0.70% -2.18% Return on Tangible Equity -16.98% 8.85% -25.83% 8.44% -25.42% Net Interest Margin 3.72% 3.32% 0.40% 3.07% 0.65% Efficiency Ratio 93.35% 61.34% 32.01% 64.85% 28.50% Linked Quarter (LQ) Year over Year (YoY)

Operating Earnings – GAAP versus **non-GAAP**

$m, except per share amts	3Q25 GAAP	3Q25 Non-Core	3Q25 Operating	Month of September GAAP	Month of September Non-Core	Month of September Operating
Net interest income	$ 132.6	$ -	$ 132.6	$ 71.7	$ -	$ 71.7
Noninterest income	12.3	-	12.3	8.5	-	8.5
Security gains (losses)	-	-	-	-	-	-
Total Revenue	144.9	-	144.9	80.2	-	80.2
Noninterest expense	79.8	-	79.8	40.6	-	40.6
Amortization of intangibles	3.6	-	3.6	2.7	-	2.7
Merger expense	51.9	(51.9)	-	39.7	(39.7)	-
Pretax, Preprov. Net Rev.	9.6	51.9	61.5	(2.8)	39.7	36.9
Provision for credit losses	87.5	(77.9)	9.6	84.5	(77.9)	6.6
Pretax income	(77.9)	129.8	51.9	(87.3)	117.6	30.3
Provision for taxes	(21.6)	35.1	13.4	(25.1)	32.9	7.8
Net Income	$ (56.3)	$ 94.7	$ 38.5	$ (62.2)	$ 84.7	$ 22.5
EPS	**$ (0.64)**	**$ 1.08**	**$ 0.44**	**$ (0.74)**	**$ 1.01**	**$ 0.27**
Avg diluted shares (000s)	87,833	87,833	87,833	83,971	83,971	83,971
Return on Assets	-1.48%		1.05%	-3.24%		1.29%
Return on Tangible Equity	-16.98%		12.07%	-37.62%		15.05%
Net Interest Margin	3.72%		3.72%	4.12%		4.12%
Efficiency Ratio	93.35%		57.56%	103.48%		54.01%

Q3 Operating Earnings of $0.44 excluding merger charges and Day 1 provision for credit losses.

September MTD Operating Earnings of $0.27, representing first month of combined performance excluding September merger charges and Day 1 provision for credit losses.

An effective tax rate of 25.9% is expected for the year and used to calculate Operating Earnings.

The $77.9 million Day 1 CECL Provision **includes $69.5 million for Non-PCD funded loans** and $8.4 million for unfunded commitments.

BeaconFinancialCorporation 5

Margin – Yields and Costs

$ millions	3Q25 Avg Bal	3Q25 Interest	3Q25 Yield	Prior Quarter Avg Bal	Prior Quarter Interest	Prior Quarter Yield	LQΔ Avg Bal	LQΔ Interest	LQΔ Yield	Purchase Accounting* Interest	Purchase Accounting* Yield
Loans	$ 12,547	$ 199.0	6.34%	$ 9,616	$ 144.4	6.01%	$ 2,931	$ 54.6	0.33%	$ 9.0	0.29%
Investments & earning cash	1,687	18.2	4.31%	1,156	10.2	3.53%	531	8.0	0.78%	2.2	0.53%
Interest Earning Assets	$ 14,234	$ 217.2	6.10%	$ 10,772	$ 154.6	5.74%	$ 3,462	$ 62.6	0.36%	$ 11.2	0.32%
Interest bearing deposits	9,875	$ 71.9	2.89%	7,236	$ 52.7	2.92%	$ 2,639	$ 19.2	-0.03%	$ 0.5	0.02%
Borrowings	956	11.7	4.77%	1,035	12.7	4.86%	(79)	(1.0)	-0.09%	0.1	0.01%
Interest Bearing Liabilities	$ 10,831	$ 83.6	3.06%	$ 8,271	$ 65.4	3.17%	$ 2,560	$ 18.2	-0.11%	$ 0.5	0.02%
Net interest spread			3.04%			2.57%			0.47%		0.30%
Net interest income, TEB / Margin		**$ 133.6**	**3.72%**		**$ 89.2**	**3.32%**		**$ 44.4**	**0.40%**	**$ 10.7**	**0.30%**
LESS: Tax Equivalent Basis (TEB) Adj.		1.0			0.5			0.5		-	
Net Interest Income		$ 132.6			$ 88.7			$ 43.9		$ 10.7	

* one month interest impact and quarterly yield impact

Rate Environment	9/30/2024	12/31/2024	3/31/2025	6/30/2025	**9/30/2025**	LQ Chg	YoY Chg
Fed Funds (upper)	5.00%	4.50%	4.50%	4.50%	**4.25%**	-0.25%	-0.75%
SOFR	4.96%	4.49%	4.41%	4.45%	**4.24%**	-0.21%	-0.72%
2Y Treasury	3.64%	4.25%	3.89%	3.72%	**3.60%**	-0.12%	-0.04%
5Y Treasury	3.56%	4.38%	3.96%	3.79%	**3.74%**	-0.05%	0.18%
10Y Treasury	3.78%	4.58%	4.23%	4.24%	**4.16%**	-0.08%	0.38%



BeaconFinancialCorporation 6

Summary Balance Sheet

$m, except per share amts	Linked Quarter (LQ) 3Q25	2Q25	Δ	Year over Year (YoY) 3Q24	Δ	%Δ
Gross Loans, investment	$ 18,242	$ 9,582	$ 8,660	$ 9,755	$ 8,487	87%
Allowance for loan losses	(254)	(127)	(127)	(127)	(127)	100%
Net Loans	17,988	9,455	8,533	9,628	8,360	87%
Securities	1,739	867	872	855	884	103%
Cash & equivalents	1,221	507	714	408	813	199%
Intangibles	552	256	296	260	292	112%
Other assets & Loans, HFS	1,322	484	838	526	796	151%
Total Assets	$ 22,821	$ 11,569	$ 11,252	$ 11,677	$ 11,144	95%
Deposits	$ 18,904	$ 8,961	$ 9,943	$ 8,732	$ 10,172	116%
Borrowings	1,081	1,155	(74)	1,498	(417)	-28%
Reserve for unfunded loans	14	5	9	7	7	100%
Other Liabilities	407	194	213	209	198	95%
Total Liabilities	20,406	10,315	10,091	10,446	9,960	95%
Stockholders' Equity	2,415	1,254	1,161	1,231	1,184	96%
Total Liabilities & Equity	$ 22,821	$ 11,569	$ 11,252	$ 11,677	$ 11,144	95%
TBV per share	$ 22.20	$ 11.20	$ 11.00	$ 10.89	$ 11.31	104%
Actual shares outstanding (000)	83,909	89,105	(5,196)	89,098	(5,189)	-6%
Tang. Equity / Tang. Assets	8.36%	8.82%	-0.46%	8.50%	-0.14%	
Loans / Deposits	96.50%	106.93%	-10.43%	111.72%	-15.22%	
ALLL / Gross Loans	1.39%	1.32%	0.07%	1.31%	0.08%	

The close of the Merger drove growth in the quarter.

Historical performance represents Brookline as the accounting acquirer.

The assets and liabilities of Berkshire were marked to market as of Sep. 1, 2025.

Sale of $426 million in assets:

- $249.3m Resid. Mtg.
- $176.4m Securities.

Moved $83.3m Resid. Mtg. to Loans Held for Sale.

Reduce wholesale funding.

Loans to Deposits of 96.5%.

BeaconFinancialCorporation 7

Fair Value of Assets Acquired 8 $ millions 09/01/2025 Cash and due from banks 105.4 Short term investments 978.7 Investments, AFS 1,102.5 Loans held for sale 3.5 Loans held for investment, net 9,079.0 Premises and equipment 73.4 BOLI 247.0 Accrued interest receivable 49.7 Identifiable intangibles 188.4 Other assets 314.9 Total Assets Acquired 12,142.5$ Deposits 10,287.6 Borrowings 559.4 Accrued expenses and other liab. 191.1 Total Liabilities Assumed 11,038.0$ Net assets acquired 1,104.4$ Purchase consideration 1,216.7 Goodwill 112.2$ Selected Fair Value Marks / Purchase Accounting $ in millions, except per share amounts Estimated at Announcement 12/16/2024 At Closing 09/01/2025 Interest Rate (203.9)$ (310.2)$ Credit: PCD (48.9) (64.5)$ Credit: Non-PCD (94.5) (68.9)$ Held to Maturity (61.1) (65.5) Available for Sale* (118.5) (113.1) Deposits - 4.8 FHLB - 1.2 Sub Debt 12.2 4.3 TruPS 4.6 2.0 Intangible assets 221.8 188.4 Tangible Book Value 21.69$ 22.28$ (Dilution %) -16.7% -14.7% * AFS Sec. already reflected on an after tax basis in OCI as part of equity. 69.5 Day 1 CECL Reserve (funded loans) Loans Securities Debt 94.5

Loans and Deposits 9 56% 15% 7% 22% Loans CRE C&I Equipment Consumer 21% 8% 15% 24% 22% 5% 5% Deposits DDA NOW Savings MM CDs Payroll Brokered $ millions 3Q25 2Q25 Δ Day 1 Purch Acct* Growth CRE 10,213$ 5,486$ 4,727$ 4,934$ (60)$ (147)$ Commercial 2,731 1,303 1,428 1,474 (27) (19) Equipment Finance 1,204 1,217 (13) 25 (0) (38) Consumer 4,094 1,576 2,518 3,072 (274) (280) Total Loans 18,242$ 9,582$ 8,660$ 9,505$ (362)$ (484)$ Demand deposits 3,904$ 1,727$ 2,177$ 2,343$ -$ (166)$ NOW 1,471 650 821 814 - 7 Savings 2,905 1,796 1,109 1,125 - (16) Money market 4,548 2,154 2,394 2,173 - 221 CDs 4,127 1,878 2,249 2,211 (5) 44 Payroll deposits 1,044 - 1,044 1,230 - (186) Brokered deposits 905 756 149 397 1 (249) Total Deposits 18,904$ 8,961$ 9,943$ 10,292$ (5)$ (345)$ Customer deposits** 16,955$ 8,205$ 8,750$ 8,665$ (5)$ 90$ *Purchase accounting excludes credit mark on PCD loans **Excludes Payroll and Brokered deposits Linked Quarter (LQ) Quarter Change Breakdown LO A N S D EP O SI TS

10 Capital Strength preliminary estimates* $ millions Sep-25 Minimum "Well Capitalized" Policy Minimums Operating Targets Regulatory Capital Buffer % Regulatory Capital Buffer $ Tier 1 Common / RWA 10.4% ≥ 4.5% ≥ 6.5% ≥ 7.5% ≥ 8.0% 3.9% 732.1$ Tier 1 / RWA 10.6% ≥ 6.0% ≥ 8.0% ≥ 9.0% ≥ 9.5% 2.6% 483.3$ Total Risk Based Capital 12.4% ≥ 8.0% ≥ 10.0% ≥ 11.0% ≥ 11.5% 2.4% 454.7$ Leverage Ratio 13.3% ≥ 5.0% ≥ 5.0% ≥ 6.0% ≥ 6.5% 8.3% 1,231.3$ * Regulatory capital ratios are preliminary estimates and may differ from numbers calculated in final Regulatory filings. Leverage ratio calculated on quarterly average assets. Requirements Policy Limits "Well Capitalized" Regulatory BASEL III Beacon Board Capital in Excess of $0.3225 Quarterly Dividend Per Share* * Estimated 35% payout based on 2Q’26 Consensus EPS 5.40% Current Dividend Yield** ** Based on annual dividend of $1.29 and current stock price of $23.91 (10/28/25) 355% ICRE / Total RBC The Board of Directors announced a dividend of $0.3225 per share payable November 24, 2025 to stockholders of record on November 10, 2025. 33% Construction / Total RBC

Outlook

Loans	Mid to lower single digit loan growth. Strong C&I lending, lower ICRE growth rate and runoff of Specialty Vehicle and Fitness Equipment portfolios.
Margin	The net interest margin is expected to expand as rates decline and the curve steepens (3.90-4.00%). Accretion from the purchase accounting marks ($15-$20 million per quarter) will fluctuate due to prepayment activity. **FASB rule change anticipated in 4Q'25 will allow the early adoption and effective reversal of the $69.5 million pretax credit mark on Non-PCD loans through equity and would no longer be accreted in interest income.**
Credit	Credit costs are expected to trend lower and range from $5-9 million per qtr.
Fees	Modest fee income growth in the mid-single digits is anticipated.
Expenses	As previously announced, the core system conversion will occur in February 2026 which delayed recognition of synergies as originally announced. Management is on target to meet original operating expense targets in 2Q'26. Merger related charges will be recognized through 1Q'26.
Taxes	The effective tax rate is currently estimated at 26% for 2026 excluding the impact of merger and restructuring charges.

COST SYNERGIES	2026	
AT ANNOUNCEMENT (p.29):	Pretax	After tax*
Combined Operating Expense	$ 546.8	$ 410.1
Cost Savings @ 12.6%	(68.9)	**(51.7)**
Branding costs $10.8 / 10y deprec.	1.1	**0.8**
Proforma Operating Expense	**$ 479.0**	$ 359.2
Quarterly run rate - 2Q 2026	**$ 119.8**	$ 89.8

* Effective tax rate 25%.

FORWARD LOOKING

The FRB reduced the Fed Funds rate 25 bps in Sept. and is expected to reduce rates again in Oct. and Dec. Our current Base Case does not factor potential rate cuts in 2026.

The economy continues to perform well, however many businesses remain tentative due to tariffs and the general level of uncertainty, particularly with regard to the predictability of construction costs.

Management will continue to explore opportunities to optimize the balance sheet and capital structure over the next few quarters.

Beacon Financial Corporation 11

APPENDIX 12 NYSE: BBT

Non Performing Assets and Net Charge Offs

	Linked Quarter (LQ)			Year over Year (YoY)	
	3Q25	2Q25	Δ	3Q24	Δ
Non Performing Assets (NPAs), in millions					
CRE	$ 33.7	$ 2.4	$ 31.3	$ 13.3	$ 20.4
C&I	55.8	54.8	1.0	53.0	2.8
Consumer	9.1	5.1	4.0	4.9	4.2
Total Non Performing Loans (NPLs)	98.6	62.3	36.3	71.2	27.4
Other real estate owned	0.8	0.7	0.1	0.8	-
Other repossessed assets	2.5	0.6	1.9	0.8	1.7
Total NPAs	$ 101.9	$ 63.6	$ 38.3	$ 72.8	$ 29.1
NPLs / Total Loans	0.54%	0.65%	-0.11%	0.73%	-0.19%
NPAs / Total Assets	0.45%	0.55%	-0.10%	0.62%	-0.17%
Net Charge Offs (NCOs), in millions					
CRE loans	$ 0.8	$ 3.5	$ (2.7)	$ -	$ 0.8
C&I loans	15.1	1.6	13.5	3.8	11.3
Consumer loans	(0.1)	-	(0.1)	-	(0.1)
Total Net Charge Offs	$ 15.9	$ 5.1	$ 10.8	$ 3.8	$ 12.1
NCOs / Avg. Loans (annualized)	0.51%	0.21%	0.30%	0.16%	0.35%

* 3Q25 excludes acquired loans previously charged-off which required gross up and charge-off as part of day 1 purchase accounting.

NPL's were $36.4 million higher than 2Q, largely driven by the Merger, plus one Boston office loan.

Charge-offs centered on a C&I loan and two large Equipment Finance loans specifically reserved for in prior periods.

Amounts as presented may differ slightly from the Company's Earnings Release due to rounding to foot schedules presented.

BeaconFinancialCorporation 13

Major Loan Segments with Industry Breakdown 3Q25 14 $8,220 $3,562 $2,362 $4,098 45% 20% 13% 22% Perm Constr Total % Naics Total % Segment Total % Call Code Total % MultiFamily 2,129$ 325$ 2,454$ 30% Wholesale Trade 490$ 14% ABL 740$ 31% Resi Sr Mtg 3,288$ 80% Retail Trade 1,397 6 1,403$ 17% Finance and Ins 489 14% EF Core 948 40% Resi Jr Mtg 30 1% Office 920 19 939$ 11% Manufacturing 426 12% EF Vehicle 211 9% Resi Heloc 632 15% Industrial 679 77 756$ 9% Food & Lodging 394 11% EF Macrolease 176 7% Consumer 148 4% Hospitality 514 22 537$ 7% RE Agent / Broker 350 10% 44BC 256 11% Total 4,098$ 100% Healthcare 450 80 530$ 6% Health & Social 327 9% Firestone 23 1% Manufacturing 272 - 272$ 3% Retail 311 9% Aircraft 7 0% Trans / Warehouse 223 29 252$ 3% Professional 215 6% Total 2,362$ 100% Restaurants 162 4 166$ 2% Arts, Entertainment 208 6% Other 713 198 911 11% Other Services 198 6% Total 7,460$ 760$ 8,220$ 100% Construction 119 3% Trans / Warehouse 36 1% Total 3,562$ 100% Total Loans Outstanding: Investment CRE Commercial Core Specialty Lending Retail 18,242$ Owner Occupied CRE included in Commercial and Equipment Finance Balances shown are loan book balances, net of acquisition marks. EF Vehicle and EF Macrolease have discontinued new originations.

Investment CRE Loan to Value (LTV) 37% 53% 2% 7% Non Owner Occupied CRE and Multifamily Exposures at Sept 30, 2025. 3Q25 15 Total

6% Investment CRE by Vintage 13% Non Owner Occupied CRE and Multifamily Exposures at Sept 30, 2025. 15% 13% 53% 3Q25 16 Total

Office Portfolio,
excludes Construction
3Q25

Office Portfolio & Asset Quality



Rural, 11%
Urban, 32%
Suburban, 57%



Maturity Schedule
2025, 6%
2026, 23%
2027, 14%
2028 & After, 57%

~93% of portfolio is within footprint and 57% is Suburban

Majority of portfolio (~71%) matures after 2026

	3Q25 Portfolio		Criticized	Non-Accrual
($ in millions)	$	Avg Size	%[1]	%[1]
Class A	$ 435.6	$ 6.3	3.0%	0.0%
Class B	$ 545.2	$ 1.7	10.1%	2.2%
Class C	$ 37.8	$ 1.4	0.1%	0.0%
	$ 1,018.7	$ 2.4	13.2%	2.2%

Note: [1] Represents Criticized and Non-Accruals as a % of Total CRE Office Loans

Office Portfolio Metrics

- Office CRE portfolio totals ~$1.02B or 5.6% of Total Loans.
- Continue to manage the risk of the portfolio with NPLs of ~2.2% and no NCOs in Q3 2025.
- No meaningful exposure to any major metropolitan areas other than Boston, which represents ~19% of the portfolio, roughly half of which would be considered Commercial Business District or adjacent.
- Majority of portfolio (~54%) is Class B Office space.
- Weighted Average Loan-to-Value is ~57%.
- Weighted Average Debt Service Coverage is ~1.4x.
- Minimal refinancing risk for upcoming 2025 and 2026 performing maturities.
- Top 20 loans are ~40% of the total CRE Office portfolio.

	3Q25	
($ in millions)	$	%
CRE Office: Owner Occupied	$ 96.3	9%
CRE Office: Non-Owner Occupied	$ 922.3	91%
Total CRE Office	**$1,018.7**	**100%**

Beacon Financial Corporation 17

Investment CRE Maturity and Repricing, excludes Construction ● Majority of repricing risk is centered within the Fixed to Floating repricing schedule. Potential refinance risk may be experienced at maturity. ● $2.0B of the $7.5B portfolio will mature or reprice within 24 months. ● Well balanced maturity / repricing profile and rate type profile. ● 2025 Q4 maturities or reprices represents $361MM of maturities, and $53MM in repricing; of which 12% are Criticized. Over half the Criticized are due to two significant Office credits. The allowance for these loans are based upon current market valuations. Rate Type Fixed, 34% Fixed via Swap, 24% Floating, 27% Fixed to Floating, 15% 2025, 7% 2026, 13% 2027, 16% 2028, 17% 2029 & After, 47% Maturity / Repricing 3Q25 18

Consumer Loans LTV / FICO 700+ 89% 650-699 6% 599- 1% N/A 3% 50% or less 24% 50%-69% 38% 70%-80% 34% 80%+ 4% 700+ 84% 650-699 6% N/A 7% 50% or less 48% 50%-69% 25% 70%-80% 26% 80%+ 1% Resid. 1-4 58% LTV Resid. 1-4 FICO Home Equity FICO Home Equity 56% LTV 3Q25 19

Securities Portfolio UST 26% Agency 10% Corp 3%MBS 19% CMO 28% Municipals 14% $ in millions Current Par Book Value Fair Value Unreal. G/L Book Yield Duration U.S. Treasuries $470 $469 $455 (14)$ 2.80% 2.1 Agency Debentures 185 189 176 (13) 2.55% 3.1 Corp Bonds 45 43 43 0 6.77% 0.8 Agency MBS 386 350 338 (12) 4.11% 5.1 Agency CMO 582 491 486 (5) 4.85% 4.1 Municipals/Other 262 236 241 5 5.02% 6.2 Total 1,930$ 1,778$ 1,739$ (39)$ 3.99% 3.9 3Q25 Highly liquid, risk averse securities portfolio with prudent duration and minimal extension risk. The entire investment portfolio is classified as Available for Sale. The after tax, mark to market on the portfolio is included in Accumulated Other Comprehensive Income in Stockholders’ Equity. Total OCI represents a reduction in stockholders’ equity of 1.2%. 20

Interest Rate Risk Float (<3m) 35% Adj. 43% Fixed 22% Loan Originations, $576 million, 6.99% coupon Total Loan Portfolio Mix – Duration 1.7-0.36% -0.72% -1.06% -1.46% 0.35% -0.29% -0.59% -0.87% 0.80% 1.52% 2.17% 2.89% Cumulative Net Interest Income Change by Quarter 09/30/2025 Flat Balance Sheet, simulations reflect a product weighted down beta of ~57% on total interest bearing deposits. Excludes impact of purchase accounting. -100bps Ramp Forward-Implied Rates +200bps Ramp Float (<3m) 35% Adj. 28% Fixed 37% 1Q’26 2Q’26 3Q’264Q’25 Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented. 3Q25 Accretion related to loan purchase accounting is held constant in each scenario. The impact of changes in loan prepayments on accretion is not reflected at this time. 21

22 NYSE: BBT